1 February 23, 2026 Q4 & FY 2025 Earnings

2 Forward Looking Statements & Non-GAAP Measures Forward-looking statements Certain statements in this presentation by Freshpet, Inc. (the “Company”) constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations and assumptions. These include statements related to our ability to adapt to the changing environment, strategies to address the current consumer environment, drive operational efficiencies, the timing and expected impact of new technology, expectations on capital spending, growth in digital sales and growth in rural retailer, projected number of lines and capital efficiency plans, 2026 guidance, expectations to be free cash flow positive. Words such as "anticipate", "believe", "could", "estimate", "expect", "guidance", "intend", "may", "might", "outlook", "plan", "predict", "seek", "will", "would" and variations of such word and similar future or conditional expressions are intended to identify forward looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements including difficulties in launching our new technologies, changes in consumer sentiment, failure of our marketing or new distribution channels to meet expectations, the launch of new competitive products, increases or unavailability of ingredients, difficulties in managing operational efficiencies, and most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this presentation. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward- looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. Non-GAAP measures Freshpet uses certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA as a % of net sales (Adjusted EBITDA Margin), Adjusted Gross Profit, Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin), Adjusted SG&A and Adjusted SG&A as a % of net sales, and Free Cash Flow. These non- GAAP financial measures should be considered as supplements to GAAP reported measures, should not be considered replacements for, or superior to, GAAP measures and may not be comparable to similarly named measures used by other companies. Freshpet defines EBITDA as net income plus depreciation and amortization expense, interest expense net of interest income and income tax (benefit) expense, and Adjusted EBITDA represents EBITDA less gain on equity investment, plus non-cash share-based compensation expense, loss on disposal of property, plant and equipment, distributor transition costs, legal obligation, and international business charges. Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and loss on disposal of manufacturing equipment, Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, loss on disposal of equipment, distributor transition costs, legal obligation and international business charges, and Free Cash Flow as net cash flows provided by operating activities less capital expenditures. Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Non-GAAP financial measures are shown as supplemental disclosures in this presentation because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. Adjusted EBITDA is also an important component of internal budgeting and setting management compensation. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company’s overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. Certain of these measures represent the Company's guidance for fiscal year 2026. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and impact of certain items, including the timing of and amount of costs of goods sold and selling, general and administrative expenses, that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. The unavailable information could significantly impact our financial results. These items are not within the Company's control and may vary greatly between periods. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile these forecasted non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above. 4Q & FY 2025 Earnings Presentation

3 Freshpet strengthens the bond between people and our pets so that we both live longer, healthier and happier lives while being kind to the planet. 4Q & FY 2025 Earnings Presentation

4 Highlights

5 Fiscal year 2025 taught us some very important lessons and challenged the resilience of our business and our organization. In the end, our team demonstrated tremendous agility – delivering growth well in excess of the dog food category, surpassing $1 billion in net sales for the first time, expanding margins and achieving positive free cash flow.

Q4 & FY 2025: Solid growth and improvement across key metrics

Financial	Q4 2025	FY 2025
Net Sales	**$285.2M**	**$1,102.0M**
Net Sales Growth YoY	**+8.6%**	**+13.0%**
Adjusted Gross Margin*	**48.4%**	**46.7%**
Net Income	**$33.8M**	**$139.1M**
Adjusted EBITDA	**$61.2M**	**$195.7M**
Adjusted EBITDA Margin*	**21.4%**	**17.8%**
Logistics Costs*	**6.2%**	**5.8%**
Input Costs*	**28.7%**	**29.0%**
Quality Costs*	**2.1%**	**2.1%**
Operating Cash Flow	**$55.1M**	**$160.6M**

**As a percent of net sales*

Retail Comparisons to prior year period unless otherwise noted	FY 2025
Total Household Penetration	**+10%**
Total Buy Rate	**+4%**
MVP Household Penetration	**+11%**
Cubic Feet	**+12%**
Store Count	**+7%**
Total Distribution Points	**+10%**
Ecommerce[1] Share of Sales	**14%**

Source: Internal Data, Numerator for 12 months ended 12/31/25, Nielsen for 52W ended 12/27/25
1 Ecommerce includes Click & Collect, Last Mile Delivery, Pure Play, and DTC

4Q & FY 2025 Earnings Presentation freshpet | 6

7 Adapting our model to the current environment Targeted marketing New advertising campaign Innovation unlocked by new bag technology Super serve MVPs Millennial/Gen Z expansion Fridge Islands Omnichannel Expand HH Penetration and Buy Rate Increase Velocity Advertising & Innovation Expand Visibility & Availability Drive Efficiencies Build Organization Capability to Increase Effectiveness & Leverage Scale Expand Capacity 4Q & FY 2025 Earnings Presentation

8 Marketing to our full total addressable market (TAM) Engaging pet parents with new emotionally relevant and healthy messaging creative Leveraging trusted voices to build relevance & credibility Utilizing digital and retail media to super serve our MVPs from discovery, purchase and subscription TV DTCInfluencer 4Q & FY 2025 Earnings Presentation

9 Strong value proposition Club channel sales ramping, new innovation, and full year acceleration Sharpened entry level price point on 1 lb chicken roll Affordable innovation with multipacks/bundles now available in select retailers and Complete Nutrition line Club Affordable innovation 4Q & FY 2025 Earnings Presentation

10 Improved accessibility and visibility for omnichannel consumer Fridge island expansion Rural lifestyle retailer Testing new fridge concepts Fresh leading the category • Fridge island units in mass retailer expanded to 28 stores • Testing new concept open air end-cap and bunkers Test in rural lifestyle retailer expanding to 250 in 1H26 Expect outsized growth in digital sales including expansion in DTC 4Q & FY 2025 Earnings Presentation

Building a stronger product proposition leveraging breakthrough technology

- Unlocks product appeal, freshness and innovation capabilities
- Aim to deliver lower cost through increased yields and throughput, and increasing capacity
- Designed to increase bagged product margins and decrease margin gap between bags and roll products

Today

Traditional Kibble



Freshpet



Our New Technology


Simplified ingredient decks
Shape
Color
Aroma
Texture
Quality
Consistency, days open

4Q & FY 2025 Earnings Presentation freshpet | 11

12 Driving operational and capital efficiency Disciplined capital spending • Expect to spend ~$150m in capex in 2026, with the potential for incremental investment to accelerate the rollout of new technology or if we have a distribution breakthrough with island fridges • Utilizing existing staffing to support volume growth this year with improved OEE 4Q & FY 2025 Earnings Presentation

13 Significant runway for growth in a large category Source: NIQ Total US Pet Food $ - OmniChannel by Category 52 Weeks Ended 12/27/25 ~$56B U.S. pet food category $38B Dog food category 4.0% Freshpet market share of dog food

14 Generational transition to younger pet parents continues to increase Freshpet’s Total Addressable Market (TAM) 4Q & FY 2025 Earnings Presentation 27 33 36 2023 2024 2025 Freshpet Total Addressable Market (households in millions) Source: Internal Proprietary Model sourced from Numerator

15 8.8 10.2 11.9 13.9 15.2 2021 2022 2023 2024 2025 Continued growth in consumer franchise; added ~1.3m households YoY Source: Numerator Panel data for the 12-month periods ending 12/31/21, 12/31/22, 12/31/23, 12/31/24, 12/31/25 Freshpet Household Penetration Growth (in millions) (52 weeks) 17% 16% 17% 10% 4Q & FY 2025 Earnings Presentation

16 Freshpet Users who are MVP’s* (Ultra/Super Heavy Buyers) (in millions) Source: Numerator Panel data for the 12-month periods ending 12/31/21, 12/31/22, 12/31/23, 12/31/24, 12/31/25 *Most Valuable Pet Parents Freshpet Users who are MVP’s (Ultra/Super Heavy Buyers) (in millions) 1.0 1.3 1.7 2.2 2.4 $438 $448 $499 $488 $506 $425 $445 $465 $485 $505 $525 $545 -0.1 0.4 0.9 1.4 1.9 2.4 2.9 2021 2022 2023 2024 2025 MVP Household Penetration MVP Buy Rate 71% of Freshpet sales % of total Freshpet households that are MVP’s 11% 13% 14% 16% 16% 4Q & FY 2025 Earnings Presentation

17 MVP growth is helping to increase buy rate Freshpet Buy Rate (52 weeks) $78 $88 $103 $110 $115 2021 2022 2023 2024 2025 +4% +5% +21% +8% Source: Numerator Panel data for the 12-month periods ending 12/31/21, 12/31/22, 12/31/23, 12/31/24, 12/31/25 13% 17% 6% 4% 4Q & FY 2025 Earnings Presentation

18 Expanding depth and breadth: 24% of all stores have multiple fridges Second/Third Fridges 24% One Fridge 76% 10,825 13,386 15,023 16,562 17,990 19,499 21,570 22,716 23,631 25,281 26,777 28,141 30,235 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 +2,094 Freshpet Store Count Number of Fridges per Store* Source: Internal data for the period ending 12/31/25; *U.S. and Canada Fridges 2025 was the best year for new store count growth in the last decade 4Q & FY 2025 Earnings Presentation

Capacity Update

Ennis continues to be the most profitable Freshpet Kitchen and accounts for almost 40% of sales volume

Bag line in Bethlehem with new technology successfully commenced production in January 2026

Plan to retrofit first bag line in Spring 2026 with "lite" version

We have $1.5-$1.6 billion of installed capacity today that is not fully staffed

Facility	# Lines Today	# Lines Projected
Bethlehem Kitchen	7	7
Kitchen South	4	7
Ennis Kitchen	5	10+
Total	**16**	**24+**



Source: Internal Data

4Q & FY 2025 Earnings Presentation freshpet | 19

20 Capital Efficiency Framework More out of existing lines More out of existing sites Develop & implement new technologies

21 Q4 2025 Results

22 Q4 net sales primarily driven by volume $262.7 $285.2 Q4 2024 Q4 2025 8.6% Source: Internal Data 10% -1% 9% Volume Price/Mix Net Sales Growth Q4 2025 Net Sales ($m) Q4 2025 Net Sales Bridge

23 Consumption growth across all channels Source: NIQ consumption data, latest 13 weeks thru 12/27/25 and internal sales data Q4 2025 Consumption Growth ($) Consumption Growth Trends (volume in pounds) 9.4% 8.5% 9.0% 5.8% 1.0% Total US Pet Retail Plus + Costco Total US Pet Retail Plus XAOC Food Pet Specialty 21% 15% 12% 9% 9% Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 4Q & FY 2025 Earnings Presentation

24 Q4 2025 delivered strong Adjusted EBITDA improvement despite less volume growth Q4 2025 Adj. Gross Margin % of net sales Q4 2025 Adj. EBITDA ($m) % of net sales 48.1% 48.4% Q4 2024 Q4 2025 $52.6 $61.2 Q4 2024 Q4 2025 20.0% 21.4% Net Income$18.1m $33.8mGross Margin (GAAP) 43.3%42.5% Source: Internal Data 4Q & FY 2025 Earnings Presentation

25 FY 2025 Results

26 FY 2025 net sales primarily driven by volume $975.2 $1,102.0 FY 2024 FY 2025 13.0% Source: Internal Data FY 2025 Net Sales ($m) FY 2025 Net Sales Bridge 12% 1% 13% Volume Price/Mix Net Sales Growth 4Q & FY 2025 Earnings Presentation

27 FY 2025 delivered strong Adjusted EBITDA improvement FY 2025 Adj. Gross Margin % of net sales FY 2025 Adj. EBITDA ($m) % of net sales 46.5% 46.7% FY 2024 FY 2025 $161.8 $195.7 FY 2024 FY 2025 16.6% 17.8% Net Income$46.9m $139.1mGross Margin (GAAP) 40.8%40.6% Source: Internal Data 4Q & FY 2025 Earnings Presentation

28 29.7% 6.0% 2.6% 29.0% 5.8% 2.1% Input Costs Logistics Quality 140 basis point improvement across key focus areas in FY 2025 Key Margin Improvement Targets & Progress FY 2024 FY 2025 Source: Internal Data -70 bps YoY -20 bps YoY -50 bps YoY 4Q & FY 2025 Earnings Presentation

29 Guidance

30 FY 2026 Guidance Additional considerations: • Net Sales: Lapping large club customer expansion in Q3 • Adjusted Gross Margin: Expect ~50-100 bps improvement year-over-year at midpoint of sales range • Advertising Investment: Expect media as a percent of sales to be in-line with 2025 • Capital Expenditures: Expect to be free cash flow positive; potential to increase capex if we accelerate new technology and fridge islands FY 2026 7% - 10%Net Sales Growth YoY $205 - $215MAdjusted EBITDA ~$150MCapital Expenditures 4Q & FY 2025 Earnings Presentation

31 2027 Targets Expand HH Penetration & Buy Rate Increase Velocity Advertising & Innovation Expand Visibility & Availability Drive Efficiencies Build Organization Capability to Increase Effectiveness & Leverage Scale Expand Capacity >48% Adjusted Gross Margin Target 20-22% Adjusted EBITDA Margin Target Net sales well in excess of category growth rate >Category 4Q & FY 2025 Earnings Presentation Excludes impact from new technology

32 Capital Spending, Cash Flow & Liquidity

33 Achieved positive free cash flow* in 2025 Source: Internal Data Operating Cash Flow ($m) $154.3 $160.6 2024 2025 Capital Spending: • FY 2025 spend of $148.2 million • Estimated 2026 spending of ~$150 million unless we decide to accelerate new technology investments or we have sizable retail expansion with new fridge islands Cash flow: • Generated $160.6 million of operating cash flow in 2025, a YoY increase of $6.3 million driven by higher net sales, partially offset by one-time items and increase in variable incentive comp payments in the first quarter of 2025 • Became free cash flow* positive in 2025, a year earlier than originally anticipated, with $12.4 million Liquidity: • $278.0 million of cash-on-hand as of 12/31/25 • Subsequent to year-end, we had $95.5 million of cash proceeds from the sale of an equity investment in Ollie 4Q & FY 2025 Earnings Presentation*Free Cash Flow is defined as net cash flows provided by operating activities less capital expenditures.

34 Appendix

35 Freshpet, Inc. and Subsidiaries Reconciliation between Gross Profit and Adjusted Gross Profit Source: Internal Data 4Q & FY 2025 Earnings Presentation Year Ended December 31, Three Months Ended December 31, 2024202520242025 (Dollars in thousands) $ 395,956$ 449,626$ 111,600$ 123,455Gross profit 49,05661,42613,35815,402Depreciation expense 7,7613,0781,310(1,539)Non-cash share-based compensation 6961,0205733Loss on disposal of manufacturing equipment $ 453,469$ 515,150$ 126,273$ 138,051Adjusted Gross Profit 46.5%46.7%48.1%48.4%Adjusted Gross Profit as a % of Net Sales

Freshpet, Inc. and Subsidiaries Reconciliation between Net Income and Adjusted EBITDA

	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
	(Dollars in thousands)			
Net income	$ 33,815	$ 18,123	$ 139,137	$ 46,925
Depreciation and amortization	22,209	19,138	86,872	70,803
Interest expense, net of interest income	1,084	760	4,887	335
Income tax expense (benefit)	9,562	436	(68,364)	598
EBITDA	66,669	38,457	162,532	118,661
Non-cash share-based compensation (a)	(6,373)	13,946	13,883	51,807
Loss on disposal of property, plant and equipment	857	230	1,630	1,284
Distributor transition costs (b)	—	—	10,680	—
Legal obligation (c)	—	—	5,703	—
International business charges (d)	—	—	1,273	—
Gain on equity investment	—	—	—	(9,918)
Adjusted EBITDA	$ 61,153	$ 52,633	$ 195,701	$ 161,834
Adjusted EBITDA as a % of Net Sales	21.4%	20.0%	17.8%	16.6%

a. Includes true-ups to share-based compensation expense. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
b. Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.
c. Represents the net settlement charges for all claims related to the litigation with Phillips.
d. Represents termination costs due to a business change in our international go-to-market strategy.

Source: Internal Data

4Q & FY 2025 Earnings Presentation freshpet | 36

37 Freshpet, Inc. and Subsidiaries Reconciliation between Net Cash Flows Provided by Operating Activities and Free Cash Flow Year Ended December 31, 202320242025 (Dollars in thousands) $ 75,940$ 154,288$ 160,561Net cash flows provided by operating activities (239,093)(187,092)(148,184)less: capital expenditures1 $ (163,153)$ (32,804)$ 12,377Free Cash Flow [1] 1 Capital expenditures is equivalent to the amount included in "Acquisitions of property, plant and equipment, software and deposits on equipment" on our Consolidated Statements of Cash Flows for the reported period. Source: Internal Data 4Q & FY 2025 Earnings Presentation

Convertible Share Dilution Calculations at Maturity

We have run share dilution calculations to compare outcomes for the 2028 convertible notes

- Freshpet has structured the convertible with Flexible Settlement, so we have the option to settle the convertible in shares, cash, or a combination at its option
- We have run convertible dilution calculations once using the most dilutive physical settlement method (i.e. Freshpet delivers all underlying shares upon conversion if the convertible is in-the-money) and again using net share settlement method (i.e. Freshpet delivers the $402.5mm principal amount in cash and any remaining in-the-money amount in shares under Treasury Stock method)

	Physical Settlement (mm shares) [1,2]		Net Share Settlement (mm shares)	
Stock Price at Maturity	Convert	Convert + Capped Call	Convert	Convert + Capped Call
$100.00	5.8	4.0	1.8	0.0
$110.00	5.8	3.7	2.1	0.0
$120.00	5.8	3.4	2.4	0.0
$130.00	5.8	3.5	2.7	0.4
$140.00	5.8	3.7	2.9	0.8
$150.00	5.8	3.8	3.1	1.1
$160.00	5.8	4.0	3.3	1.4
$170.00	5.8	4.1	3.4	1.7
$180.00	5.8	4.2	3.5	1.9
$190.00	5.8	4.2	3.7	2.1
$200.00	5.8	4.3	3.8	2.3

Note: *Based on Freshpet's $402.5mm convertible offering, a $54.65 stock price at issue, a 27.5% conversion premium, and an up 120% capped call.*

1. *If the convertible is in-the-money, Freshpet can deliver full underlying shares at its option since it has chosen a Flexible Settlement Structure.*
2. *At stock prices below the conversion price, the convertible is redeemed for cash without any equity dilution.*

Source: Internal Data

4Q & FY 2025 Earnings Presentation freshpet | 38

39 Thank you